Exhibit 4.1

ASTRAZENECA PLC

OFFICERS’ CERTIFICATE

In connection with the issuance of the 1.95% Notes due 2019 (the “2019 Notes”) and the 4.00% Notes due 2042 (the “2042 Notes” and, together with the 2019 Notes, the “Notes” or the “Securities”) of AstraZeneca PLC (the “Issuer”) pursuant to the Indenture, dated as of April 1, 2004 (the “Indenture”), between the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as successor Trustee (section references herein being to the Indenture), and pursuant to the authorization of the Board of Directors of the Issuer by written resolution effective from September 5, 2012, the undersigned hereby confirms that, to the extent not otherwise provided for in the Indenture, the following forms, terms and conditions of the Notes were established as required pursuant to Section 2.01 and Section 2.08 of the Indenture:

Title of Notes:	1.95% Notes due 2019

4.00% Notes due 2042

Initial Aggregate Principal Amount of Notes:	2019 Notes: US$ 1,000,000,000

2042 Notes: US$ 1,000,000,000

Price to Public:	2019 Notes: 99.876% of the Principal Amount per 2019 Note, plus accrued interest, if any, from September 18, 2012

2042 Notes: 99.377% of the Principal Amount per 2042 Note, plus accrued interest, if any, from September 18, 2012

Issue Date:	2019 Notes: September 18, 2012

2042 Notes: September 18, 2012

Form of Notes:	The Notes will be issued in the form of global notes that will be deposited with The Depositary Trust Company, New York, New York (“DTC”) on the closing date. Four global notes will be issued to DTC, which will be executed and delivered in substantially the form of Notes set forth in Exhibits A and B hereto. In certain circumstances described in the Indenture, Notes may be issued in definitive form.

Maturity:	2019 Notes: September 18, 2019

2042 Notes: September 18, 2042

Interest Rate:	2019 Notes: 1.95% per annum, accruing from September 18, 2012

2042 Notes: 4.00% per annum, accruing from September 18, 2012

Interest Periods:	The first interest period will be the period from and including the original issue date to but excluding the Interest Payment Date (as defined below). Thereafter, the interest periods will be the periods from and including the Interest Payment Dates to but excluding the immediately succeeding Interest Payment Date (each, an “Interest Period”). The final Interest Period will be the period from and including the Interest Payment Date immediately preceding the maturity date to the maturity date.

Interest Payment Dates:	Interest shall be payable semiannually in arrears on September 18 and March 18 of each year, commencing on March 18, 2013 (each, an “Interest Payment Date”).

Notwithstanding the above, if the relevant Interest Payment Date is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next Business Day.

Regular Record Dates:	Interest shall be paid to the holder in whose name the Notes are registered at the close of business on the 15th calendar day preceding each Interest Payment Date (whether or not a Business Day).

Business Day:	Any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the Notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

Place of Payment, Registration of Transfer and Exchange, Paying Agent, Calculation Agent:	The Bank of New York Mellon 101 Barclay Street New York, NY 10286

Trustee:	The Bank of New York Mellon

Notice and Demands to Issuer:	AstraZeneca PLC

2 Kingdom Street

London W2 6BD

England

Attn: The Company Secretary

Redemption Provisions:

Optional Tax Redemption for any series of Notes:	Optional, in whole but not in part, at the option of the Issuer, at any time in accordance with the terms set forth in the relevant form of Notes set forth in Exhibits A and B hereto.

Optional Redemption for any series of Notes:	Optional, in whole or in part, at the option of the Issuer, at any time and from time to time, in accordance with Section 11.02 of the Indenture, at a redemption price (the “Redemption Price”) equal to the greater of:

(i)	100% of the principal amount of the series of Notes to be redeemed, and

(ii)	as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled

2

payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Make-Whole Spread (as set forth below), plus, in each case, accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Reference Treasury Dealer” means (i) each of Goldman, Sachs & Co, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, and their respective successors or affiliates; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing

3

to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Make-Whole Spread” means, with respect to, (i) the 2019 Notes, 15 basis points and (ii) the 2042 Notes, 20 basis points.

Redemption Notices:	Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the redemption date to the Holders. Unless the Issuer defaults in payment of the Redemption Price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Defeasance and Discharge of the	Applicable.

Notes (Section 9.03):

Sinking Fund:	None.

Additional Amounts:	Pursuant to the relevant form of Notes set forth in Exhibits A and B hereto, the Issuer may, subject to certain exceptions, be obligated to pay additional amounts.

Other Terms of the Notes:	The other terms of the Notes shall be substantially as set forth in the Indenture, the relevant form of Notes attached hereto as Exhibits A and B, the Prospectus dated December 21, 2010 (the “Prospectus”) relating to the Notes and the Prospectus Supplement dated September 11, 2012 to the Prospectus.

4

Each of the undersigned hereby certifies that:

1. He has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the definitions in the Indenture relating thereto.

2. He has examined the resolutions of the Board of Directors of the Issuer adopted prior to the date hereof relating to the authorization, issuance, authentication and delivery of the Securities, such other corporate records of the Issuer, as applicable, and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

3. In his opinion, such examination is sufficient to enable him to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with.

4. He is of the opinion that the covenants and conditions referred to above have been complied with.

5

IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name.

Dated: September 18, 2012

/s/ Simon Lowth
Name: Simon Lowth
Title: Interim CEO, Director

/s/ Adrian Kemp
Name: Adrian Kemp
Title: Company Secretary

Exhibit A

FORM OF 2019 NOTE

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

ASTRAZENECA PLC

1.95% Notes due 2019

No. [001]	$500,000,000

CUSIP No. 046353 AF5

ISIN No. US046353AF58

ASTRAZENECA PLC, a public limited company incorporated under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Million Dollars on September 18, 2019 and to pay interest thereon from September 18, 2012 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on September 18 and March 18 in each year, commencing March 18, 2013 (each, an “Interest Payment Date”), at the rate of 1.95% per annum, until the principal hereof is paid or made available for payment The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (as defined below) for such interest which shall be the 15th calendar day preceding such Interest Payment Date (whether or not such day is a Business Day (as defined below)), as the case may be. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a subsequent record date (the “Special Record Date”) for the payment of such defaulted interest to be fixed by the Trustee (which shall not be less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated: September 18, 2012

ASTRAZENECA PLC

By:
Name: Title:	Simon Lowth Interim CEO, Director

By:
Name: Title:	Adrian Kemp Company Secretary

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: September 18, 2012

THE BANK OF NEW YORK MELLON As Trustee

By:

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 2004 (herein called the “Indenture” which term shall have the meaning assigned to it in such instrument), among the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as successor Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture) to JPMorgan Chase Bank, and reference is hereby made to the Indenture and to the Officers’ Certificate delivered pursuant to Section 2.08 of the Indenture with respect to this security for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to U.S. $1,000,000,000.

The Securities of this series are subject to redemption, as a whole or in part, at any time and from time to time, at the election of the Issuer, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points plus, in each of cases (i) and (ii) above, accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average, as determined by the Quotation Agent, of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Reference Treasury Dealer” means (i) each of Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Business Day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the Notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

The Securities may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if (a) as a result of a change in or any amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction in which the Issuer is resident for tax purposes (or of any political subdivision or taxing authority thereof or therein) (or in the case of a successor Person to the Issuer of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in an application or interpretation of such laws, regulations or rulings, or any change in an application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the jurisdiction in which the Issuer is resident for tax purposes or any political subdivision or taxing authority thereof or therein (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, amendment application, interpretation or execution becomes effective on or after September 11, 2012 (or, in the case of a successor Person to the Issuer, the date on which such successor Person became such pursuant to the applicable provision of the Indenture), the Issuer would be required to pay Additional Amounts, as described below or (b) the Issuer has been advised by its independent legal adviser that, as a result of any action taken by any taxing authority of, or any action brought in a court of competent jurisdiction in, the jurisdiction in which the Issuer is resident for tax purposes or any political subdivision thereof (or in the case of a successor Person to the Issuer of the jurisdiction in which such successor Person is organized or any political subdivision thereof) (whether or not such action was taken or brought with respect to the Issuer), which action is taken or brought on or after September 11, 2012 (or, in the case of a successor Person to the Issuer, the date on which such successor Person became such pursuant to the applicable provision of the Indenture), the Issuer will be required to pay Additional Amounts, as described below, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuer. Prior to any redemption of such a series of Securities, the Issuer shall provide the Trustee with an Opinion of Counsel that the conditions precedent to the right of the Issuer to redeem such Securities pursuant to this paragraph have occurred. Such Opinion of Counsel shall be based on the laws in effect on the date of such opinion or to become effective on or before the next succeeding date for payment of principal or interest.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security upon compliance by the Issuer with certain conditions set forth thereon, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

If any deduction or withholding for any present or future taxes, levies, duties, assessments, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which the Issuer is resident for tax purposes (or any political subdivision or taxing authority thereof or therein) shall at any time be required from any amounts to be paid by the Issuer under the Securities, the Issuer (subject to compliance by the Holder of such Securities with any administrative requirements) will pay to the Holder of this Security, such additional amounts (“Additional Amounts”) as will result in the receipt of such amounts as would have been received by the Holder had no such withholding or deduction been required; provided, however, that the Issuer shall not be required to make any payment of additional amounts for or on account of:

(1) any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the Holder of the relevant Security (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, the jurisdiction in which the Issuer is resident for tax purposes or any political subdivision or taxing authority thereof or therein or otherwise having or having had some connection with the jurisdiction in which the Issuer is resident for tax purposes or any political subdivision or taxing authority thereof or therein other than the holding or ownership of a Security, or the collection of principal of, premium, if any, or interest, if any, on, or the enforcement of, a Security;

(2) any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Security was presented more than thirty days after the date on which such payment became due or was provided for, whichever is later;

(3) any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

(4) any present or future tax, levy, impost or other governmental charge which is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant Security;

(5) any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the Holder or beneficial owner of the relevant Security to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with any jurisdiction in which the Issuer is resident for tax purposes or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

(6) any present or future tax, levy, impost or other governmental charge is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive;

(7) any present or future tax, levy, impost or other governmental change which a Holder would have been able to avoid by presenting the relevant debt security to another paying agent in a Member State of the European Union or elsewhere;

(8) any present or future tax, levy, impost or other governmental change which a Holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;

(9) any present or future tax, levy, impost or other governmental charge imposed, assessed, levied or collected in respect of a payment under or with respect to a Security to any Holder of the relevant Security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or Security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge, had that beneficiary, settlor, member or beneficial owner been the actual Holder of such Security; or

(10) any combination of items (1) through (9) above.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Issuer is organized, or any political subdivision or taxing authority thereof or therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principle amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither of the Issuer nor the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be $500,000,000. The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Trustee

Exhibit B

FORM OF 2042 NOTE

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

ASTRAZENECA PLC

4.00% Notes due 2042

No. [001]	$500,000,000

CUSIP No. 046353 AG3

ISIN No. US046353AG32

ASTRAZENECA PLC, a public limited company incorporated under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Million Dollars on September 18, 2042 and to pay interest thereon from September 18, 2012 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on September 18 and March 18 in each year, commencing March 18, 2013 (each, an “Interest Payment Date”), at the rate of 4.00% per annum, until the principal hereof is paid or made available for payment The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (as defined below) for such interest which shall be the 15th calendar day preceding such Interest Payment Date (whether or not such day is a Business Day (as defined below)), as the case may be. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a subsequent record date (the “Special Record Date”) for the payment of such defaulted interest to be fixed by the Trustee (which shall not be less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated: September 18, 2012

ASTRAZENECA PLC

By:
Name: Title:	Simon Lowth Interim CEO, Director

By:
Name: Title:	Adrian Kemp Company Secretary

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: September 18, 2012

THE BANK OF NEW YORK MELLON As Trustee

By:

3

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 2004 (herein called the “Indenture” which term shall have the meaning assigned to it in such instrument), among the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as successor Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture) to JPMorgan Chase Bank, and reference is hereby made to the Indenture and to the Officers’ Certificate delivered pursuant to Section 2.08 of the Indenture with respect to this security for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to U.S.$1,000,000,000.

The Securities of this series are subject to redemption, as a whole or in part, at any time and from time to time, at the election of the Issuer, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points plus, in each of cases (i) and (ii) above, accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average, as determined by the Quotation Agent, of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

4

“Reference Treasury Dealer” means (i) each of Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Business Day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the Notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

The Securities may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if (a) as a result of a change in or any amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction in which the Issuer is resident for tax purposes (or of any political subdivision or taxing authority thereof or therein) (or in the case of a successor Person to the Issuer of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in an application or interpretation of such laws, regulations or rulings, or any change in an application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the jurisdiction in which the Issuer is resident for tax purposes or any political subdivision or taxing authority thereof or therein (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, amendment application, interpretation or execution becomes effective on or after September 11, 2012 (or, in the case of a successor Person to the Issuer, the date on which such successor Person became such pursuant to the applicable provision of the Indenture), the Issuer would be required to pay Additional Amounts, as described below or (b) the Issuer has been advised by its independent legal adviser that, as a result of any action taken by any taxing authority of, or any action brought in a court of competent jurisdiction in, the jurisdiction in which the Issuer is resident for tax purposes or any political subdivision thereof (or in the case of a successor Person to the Issuer of the jurisdiction in which such successor Person is organized or any political subdivision thereof) (whether or not such action was taken or brought with respect to the Issuer), which action is taken or brought on or after September 11, 2012 (or, in the case of a successor Person to the Issuer, the date on which such successor Person became such pursuant to the applicable provision of the Indenture), the Issuer will be required to pay Additional Amounts, as described below, and the payment of such Additional

5

Amounts cannot be avoided by the use of any reasonable measures available to the Issuer. Prior to any redemption of such a series of Securities, the Issuer shall provide the Trustee with an Opinion of Counsel that the conditions precedent to the right of the Issuer to redeem such Securities pursuant to this paragraph have occurred. Such Opinion of Counsel shall be based on the laws in effect on the date of such opinion or to become effective on or before the next succeeding date for payment of principal or interest.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security upon compliance by the Issuer with certain conditions set forth thereon, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

If any deduction or withholding for any present or future taxes, levies, duties, assessments, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which the Issuer is resident for tax purposes (or any political subdivision or taxing authority thereof or therein) shall at any time be required from any amounts to be paid by the Issuer under the Securities, the Issuer (subject to compliance by the Holder of such Securities with any administrative requirements) will pay to the Holder of this Security, such additional amounts (“Additional Amounts”) as will result in the receipt of such amounts as would have been received by the Holder had no such withholding or deduction been required; provided, however, that the Issuer shall not be required to make any payment of additional amounts for or on account of:

(1) any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the Holder of the relevant Security (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, the jurisdiction in which the Issuer is resident for tax purposes or any political subdivision or taxing authority thereof or therein or otherwise having or having had some connection with the jurisdiction in which the Issuer is resident for tax purposes or any political subdivision or taxing authority thereof or therein other than the holding or ownership of a Security, or the collection of principal of, premium, if any, or interest, if any, on, or the enforcement of, a Security;

6

(2) any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Security was presented more than thirty days after the date on which such payment became due or was provided for, whichever is later;

(3) any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

(4) any present or future tax, levy, impost or other governmental charge which is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant Security;

(5) any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the Holder or beneficial owner of the relevant Security to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with any jurisdiction in which the Issuer is resident for tax purposes or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

(6) any present or future tax, levy, impost or other governmental charge is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive;

(7) any present or future tax, levy, impost or other governmental change which a Holder would have been able to avoid by presenting the relevant debt security to another paying agent in a Member State of the European Union or elsewhere;

(8) any present or future tax, levy, impost or other governmental change which a Holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;

7

(9) any present or future tax, levy, impost or other governmental charge imposed, assessed, levied or collected in respect of a payment under or with respect to a Security to any Holder of the relevant Security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or Security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge, had that beneficiary, settlor, member or beneficial owner been the actual Holder of such Security; or

(10) any combination of items (1) through (9) above.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Issuer is organized, or any political subdivision or taxing authority thereof or therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principle amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

8

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither of the Issuer nor the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

9

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be $500,000,000. The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Trustee

10